Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Payment Data Systems, Inc. on Form S-8 of our report dated March 30, 2015, with respect to the consolidated financial statements of Payment Data Systems, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2014. We further consent to our designation as an expert in accounting and auditing.

/s/ Akin Doherty Klein and Feuge, P.C.

Akin Doherty Klein and Feuge, P.C.

San Antonio, TX

August 21, 2015